UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 14, 2014

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On May 14, 2014, Acorda Therapeutics, Inc. (the “Company”) issued a press release announcing that it has appointed Andrew Hindman as Chief Business Development Officer.  Mr. Hindman has held several senior executive level positions in the biopharmaceutical industry, most recently as President, Chief Executive Officer and member of the Board of Tobira Therapeutics, a privately-held biotechnology company. At Tobira, he was responsible for developing a new corporate strategy, building new leadership and operational teams, and raising operating capital. Prior to Tobira, Mr. Hindman held senior corporate development and commercial operating positions at Nodality, Onyx Pharmaceuticals and Gilead Sciences. The Company also announced that it has appointed Soon Hyouk Lee as Vice President of Business Development, effective June 2. Mr. Lee has worked as a public and private healthcare investor at several investment organizations, most recently as Vice President at Fred Alger Management, where he analyzed healthcare and therapeutics companies. He has also supported business development efforts at several biopharma companies, including Genentech and Questcor Pharmaceuticals. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

May 14, 2014	By:	/s/ Michael Rogers
Name: Michael Rogers
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 14, 2014